Independent Auditors’ Report

To the members of Culinary Tech Center, LLC
New York, New York

We have audited the accompanying balance sheet of Culinary Tech Center, LLC as of November 30, 2010, and the related statements of income, members’ equity, and cash flows for the eleven months then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Culinary Tech Center, LLC as of November 30, 2010, and the results of its operations and its cash flows for the eleven months then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ RAICH ENDE MALTER & CO. LLP
RAICH ENDE MALTER & CO. LLP
New York, New York
February 15, 2011

CULINARY TECH CENTER, LLC

Balance Sheet
November 30, 2010

ASSETS
Current Assets
Cash	$914
Accounts receivable, net of allowance for uncollectable accounts of $5,359	1,066,545
Prepaid expenses	1,717
1,069,176

Fixed Assets
Furniture, fixtures and equipment	9,513
Leasehold improvements	500
10,013
Accumulated depreciation and amortization	(2,470)
7,543

$1,076,719

LIABILITIES AND MEMBERS' EQUITY
Current Liabilities
Accounts payable	$59,006
Accrued expenses	16,040
Deferred revenue	536,561
611,607

Members' Equity	465,112

$1,076,719

See notes to financial statements

CULINARY TECH CENTER, LLC

Statement of Income
Eleven months ended November 30, 2010

Revenues, net	$1,823,760

Operating Costs and Expenses
Student instructional costs	377,250
Recruitment costs	64,418
Occupancy costs	145,626
General and administrative expenses	313,185
Related party management fees	460,926
Depreciation and amortization	1,642
1,363,047

Net Income	$460,713

See notes to financial statements

CULINARY TECH CENTER, LLC

Statement of Members' Equity
Eleven months ended November 30, 2010

Balance - December 31, 2009	$47,414

Member Distributions	(43,015)

Net income	460,713

Balance - November 30, 2010	$465,112

See notes to financial statements

CULINARY TECH CENTER, LLC

Statement of Cash Flows
Eleven months ended November 30, 2010

Cash Flows Provided by Operating Activities
Net income	$460,713
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of other assets	38
Depreciation and amortization	1,604
Provision for bad debts	2,587
(Increase) in:
Accounts receivable	(794,694)
Prepaid expenses	(271)
Increase in:
Accounts payable	20,577
Accrued expenses	7,033
Deferred revenue	340,315
Net cash provided by operating activities	37,902

Cash Flows Provided By (Used In) Investing Activities
Return of security deposits	3,523
Purchase of leasehold improvements	(500)
Net cash provided by financing activities	3,023

Cash Flows (Used In) Financing Activities
Distributions to members	(43,015)
Net cash (used in) financing activities	(43,015)

Net Decrease In Cash	(2,090)

Cash - beginning of period	3,004

Cash - end of period	$914

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Interest	$-
Taxes	$-

See notes to financial statements

CULINARY TECH CENTER, LLC

Notes to Financial Statements
November 30, 2010

 1 -  ORGANIZATION  AND NATURE OF BUSINESS

Culinary Tech Center, LLC (“Company”) was formed as a limited liability company in the state of New York on June 13, 2008 and has its corporate offices located in New York City, NY.  The Company owns and operates three state licensed vocational training schools. Each licensed vocational training school provides its vocational education and training programs to students primarily for two New York State agencies.

2 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements.  The financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity.  These accounting policies are in conformity with accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

a. Cash and Cash Equivalents - The Company considers all short-term investments, with an original maturity of three months or less, to be cash equivalents.  Accounts at banking institutions may at times exceed federally insured limits.  As of November 30, 2010, the Company had no balances over such limits.

b. Revenue Recognition - The Company derives its revenue substantially from tuition charged for courses. Deferred revenue is recorded for the undelivered portion of billed tuition.  Tuition billed to students is recognized as revenue ratably on a straight line basis over the schedule of classroom attendance.

c. Accounts Receivable – Accounts receivable are recorded net of an allowance for uncollectible amounts.  On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts based on a history of past write-offs and collections as well as current conditions.  As of November 30, 2010, the Company recorded an allowance of $5,359.

d. Fixed Assets - Fixed assets are carried at cost.  Depreciation of furniture and equipment is calculated using the straight line method over the estimated useful lives of the related assets ranging from five to seven years. Leasehold improvements are amortized using the straight line method over the term of the lease or the estimated useful life, if shorter.  Expenditures for repairs and maintenance are charged to expense as incurred.

e. Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results may differ from those estimates.  Estimates are used in accounting for, among other things, useful lives for depreciation and amortization and future cash flows associated with impairment testing for long-lived assets.

f. Fair Value of Financial Instruments - The Company’s financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable and deferred revenue, which approximate fair value because of their short maturities.

g. Income Taxes - The Company is a limited liability company which is treated as a partnership for income tax purposes.  Accordingly, the Company’s members are responsible for income taxes on their proportionate share of the Company’s income.

ASC 740 “Income Taxes” (“ASC 740”) (formerly known as FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109”) requires management to determine whether a tax position of the Company is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position.  The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement which could result in the Company recording a tax liability that would reduce the Company’s net assets.

Beginning with the 2009 annual financial statements, the Company adopted ASC 740.  Based on its continued analysis, management has determined that the application of ASC 740 did not result in a material impact to the accompanying financial statements.  The Company is subject to examination by U.S. federal and state authorities for returns filed for the three most recent years.  As of November 30, 2010, the Company did not have any unrecognized tax benefits and does not expect this to change significantly over the next 12 months.

h. Advertising - The Company expenses advertising costs as incurred.  Advertising expense for the eleven month period ended November 30, 2010 was $1,236.

3 – RELATED PARTY TRANSACTIONS

The Company is charged management fees from a company that is operated and controlled by the same individuals who are members of the Company.  During the eleven month period ended November 30, 2010, management fees in the aggregate amount of $460,926 were charged to the Company.

4 – COMMITMENTS AND CONTINGENCIES

During the period ended November 30, 2010, the Company conducted its operations from various locations in New York State under various written leases and verbal agreements. The Company was responsible for maintenance, insurance and other occupancy expenses.

The minimum annual payments under written lease obligations are $27,850 for the year ending December 31, 2011.

Rent expense for the eleven months ended November 30, 2010 was $143,837.

5 – SUBSEQUENT EVENTS

Subsequent events have been evaluated through February 15, 2011, the date the financial statements were available to be issued.

On December 1, 2010, the Company consummated a transaction effective November 30, 2010, whereby the Company became a wholly-owned subsidiary of Educational Training Institute, Inc., (“ETI”) which in turn is a wholly-owned subsidiary of Oak Tree Educational Partners, Inc. (“OTEP”).